Exhibit 23.1

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Vertex Energy, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Vertex Energy, Inc. (the “Company”), of our report dated March 31, 2015, relating to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K/A (Amendment No.1) for the year ended December 31, 2014.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
September 22, 2015